UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2009

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Rd., #555 Del Mar, CA	92014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2009, Adamis Pharmaceuticals Corporation (“Adamis,” the “Company” or the “Registrant”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with La Jolla Pharmaceutical Company (“La Jolla”), a public pharmaceuticals company, providing for the acquisition of La Jolla by Adamis.  The transaction was unanimously approved by the boards of directors of both companies.  Completion of the transaction is subject to a number of customary closing conditions, including the effectiveness of a registration statement to be filed with the Securities and Exchange Commission relating to the transaction, approval of the transaction by the stockholders of both companies at special meetings of stockholders following distribution of a joint proxy statement, and other closing conditions.  Subject to completion of regulatory review and satisfaction of closing conditions, Adamis anticipates that the closing of the merger transaction will occur by the end of the first quarter of calendar year 2010 or as soon thereafter as possible.

The transaction will be structured as a reverse merger, in which a wholly-owned subsidiary of La Jolla will merge into Adamis and the stockholders of Adamis will receive shares of common stock of La Jolla.  Adamis directors and officers have entered into voting agreements with La Jolla covering approximately 15,811,693 shares, representing approximately 34% of Adamis’ outstanding common stock, pursuant to which they agreed to vote their shares in favor of the transaction.  The combined company expects to continue to be publicly traded after completion of the merger under the Adamis Pharmaceuticals name, and management of the combined company will include Adamis’ chief executive officer, Dr. Dennis Carlo, as the chief executive officer of the combined company.

If the merger is consummated, each outstanding share of common stock of Adamis will be converted into the right to receive one post-reverse split share of La Jolla’s common stock.  Adamis currently has approximately 46 million outstanding shares of common stock, excluding options, warrants and convertible securities and taking into account shares expected to be issued in the future in connection with Adamis’ acquisition earlier this year of Cellegy Pharmaceuticals.  Outstanding Adamis options, warrants and similar securities would be assumed as part of the merger.

If the transaction is approved by the stockholders, before the closing of the merger La Jolla will effect a reverse stock split of its common stock.  The ratio of the reverse split will be calculated based on a formula that takes into account the amount of La Jolla’s adjusted net cash and amounts receivable at the closing date of the transaction (reduced by the amount of La Jolla’s liabilities and obligations, including severance and other obligations, as of the closing date), divided by a price based on a discount from Adamis’ weighted average stock price over a defined period of time, which in no event will yield a stock price that is less than $0.20 or greater than $1.50.  Based on its most recently quarterly report filed with the Securities and Exchange Commission, at September 30, 2009, La Jolla had cash and cash equivalents of approximately $5.8 million and liabilities of approximately $1.0 million.  Adamis expects that La Jolla’s adjusted net cash, taking into account liabilities, will be between approximately $2.5 - $3.0 million as of the time that the parties expect the merger to be completed.  The actual amount of adjusted net cash could be higher or lower than this range.

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The percentage ownership of shares held after the merger by persons who are La Jolla shareholders and Adamis shareholders, respectively, will depend on many factors, including without limitation the reverse stock split ratio for the La Jolla shares, the number of outstanding Adamis shares at the closing date of the merger and other factors.  However, based on the approximate number of shares currently outstanding, Adamis expects that after the closing of the merger, the persons who were La Jolla shareholders before the merger could hold between approximately 5% - 30% of the outstanding shares of the combined company.  Actual ownership percentages could be higher or lower than these estimates.

The Merger Agreement contains customary non-solicitation provisions restricting La Jolla’s and Adamis’ rights to negotiate or enter into other acquisition or sale transactions before the closing of the merger, subject to limited exceptions.  The Merger Agreement also contains a number of customary representations, warranties and covenants of both parties.  The representations and warranties contained in the Merger Agreement (i) are made for the purposes of allocation of risk between the parties and as conditions to closing, (ii) may be subject to exceptions in the disclosure schedules provided in accordance with the Merger Agreement, and (iii) are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.  The Merger Agreement contains certain termination rights for both La Jolla and Adamis upon the occurrence of certain events, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee.  The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

La Jolla is a biopharmaceutical company.  La Jolla had historically focused substantially all of its research, development and clinical efforts and financial resources toward the development of its Riquent® (abetimus sodium) product candidate, as a treatment for patients with lupus.  In February 2009, La Jolla announced that an independent monitoring board for the Riquent Phase 3 study had completed its review of the first interim efficacy analysis and determined that continuing the study was futile.  La Jolla subsequently took steps to significantly reduce its operating costs and ceased all Riquent manufacturing and regulatory activities, and had commenced steps to wind down its operations before entering into the Merger Agreement.

A copy of the joint press release issued by La Jolla and Adamis announcing the signing of the Merger Agreement is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

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Item 8.01 Other Events.

On December 7, 2009, Adamis issued a press release announcing the signing of the Merger Agreement.  A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

La Jolla intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the proposed transaction.  Investors and stockholders are urged to read this filing when it becomes available because it will contain important information about the transaction.    BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, ADAMIS’ STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and stockholders may obtain free copies of the joint proxy statement/prospectus and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at: www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by La Jolla by contacting Gail Sloan, La Jolla’s chief financial officer, at (858) 452-6600, and by Adamis by contacting Robert O. Hopkins, Adamis’ chief financial officer, at (858) 401-3984.  Adamis’ and La Jolla’s directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective companies’ stockholders in connection with the proposed transaction.  Information regarding the interests of directors and executive officers in the transaction will be included in the joint proxy statement/prospectus of the companies.  Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.  Additional information regarding directors and executive officers of Adamis is also included in the company’s most recent annual report on Form 10-K and other materials subsequently filed with the Securities and Exchange Commission, which is available as described above.  This Report of Form 8-K does not constitute an offer of any securities for sale or the solicitation of any proxy.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Reorganization, by and among La Jolla Pharmaceutical Company, Adamis Pharmaceuticals Corporation and Jewel Merger Sub, Inc., dated as of December 4, 2009.

99.1	Press release dated December 7, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	December 7, 2009	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer

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